UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 20, 2012

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CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
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Texas	001-09645	74-1787539
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2012, Clear Channel Outdoor Holdings, Inc. (“CCOH”) filed a Form 8-K disclosing that C. William Eccleshare was named Chief Executive Officer of CCOH and was named Chief Executive Officer—Outdoor of CCOH’s indirect parent entities, CC Media Holdings, Inc. (“CCMH”) and Clear Channel Communications, Inc. (“CCU”).  The Form 8-K filed on January 24, 2012 also disclosed the anticipated material terms of a new employment agreement and restricted stock unit award agreement being negotiated between CCOH and Mr. Eccleshare.

CCU is filing this Form 8-K/A to report that CCOH and Mr. Eccleshare finalized and entered into the new employment agreement (the “New Employment Agreement”) on July 26, 2012, and Mr. Eccleshare was awarded the restricted stock unit award by CCOH on July 26, 2012, the material terms of which are described below.  The summaries of Mr. Eccleshare’s New Employment Agreement and restricted stock unit award agreement are qualified in their entirety by reference to the full text of the agreements incorporated herein by reference as Exhibits 10.1 and 10.2, respectively.

New Employment Agreement

Mr. Eccleshare’s New Employment Agreement has an initial term beginning on January 24, 2012 and continuing until December 31, 2014, with automatic 12-month extensions thereafter, beginning on January 1, 2015, unless either CCOH or Mr. Eccleshare gives prior notice electing not to extend the New Employment Agreement.  The New Employment Agreement replaces Mr. Eccleshare’s Contract of Employment dated August 31, 2009.

As Chief Executive Officer of CCOH, Mr. Eccleshare will relocate from CCOH’s offices in London to CCOH’s offices in New York City.  In his new position, Mr. Eccleshare will receive an annual base salary from CCOH of $1,000,000 (to be paid in British Pounds Sterling using an exchange rate of $1.49: £1 until he relocates to the United States).  His salary will be reviewed at least annually for possible increase by the CCOH Board.  During the term of the New Employment Agreement, Mr. Eccleshare will be eligible to receive an annual performance bonus from CCOH with a target of not less than $1,000,000 and the opportunity to earn up to 200% of the target amount based on the achievement of the performance goals specified in his New Employment Agreement for 2012 and the performance goals to be set by the Compensation Committee of CCOH’s Board of Directors for years after 2012.  In addition to the annual bonus, Mr. Eccleshare will be eligible to receive an additional annual bonus from CCOH of up to $300,000 (the “Additional Bonus Opportunity”), based on the achievement of one or more annual performance goals determined by CCOH’s Board of Directors or a subcommittee thereof.  Any bonus earned under the Additional Bonus Opportunity will be paid by CCOH in equal cash installments on or about the first, second and third anniversary of the beginning of the applicable performance period and will be contingent in each case upon his continued employment through the applicable payment date.

CCOH will continue to contribute to Mr. Eccleshare’s personal pension plan registered under Chapter 2, Part 4 of the Finance Act of 2004 in the United Kingdom, as provided in his previous Contract of Employment.  CCOH will reimburse Mr. Eccleshare for the reasonable costs and expenses (not to exceed $25,000 annually, fully grossed-up for applicable taxes) associated with filing his U.S. and U.K. personal income tax returns, as applicable.  If Mr. Eccleshare’s actual U.S. and U.K. income tax and Social Security/National Insurance in a given year exceeds the tax obligations that he would have incurred on the same income (excluding all taxable income not paid by CCOH or a subsidiary or affiliate) had he remained subject only to U.K. income tax and National Insurance over the same period, CCOH will reimburse this excess tax on a fully-grossed up basis for applicable taxes.  CCOH also will make a car service available for Mr. Eccleshare’s business use and will pay all fees associated with the immigration applications for Mr. Eccleshare and his spouse.  Prior to his relocation, Mr. Eccleshare will continue to receive the health, medical, welfare and life insurance benefits provided to him under his previous Contract of Employment.  After his relocation, Mr. Eccleshare will be eligible to receive health, medical, welfare and life insurance benefits on a basis no less favorable than provided to similarly-situated senior executives of CCOH; provided, however, that his life insurance benefit shall be for an amount equal to four times his annual base salary.  He also will be entitled to vacation, pursuant to CCOH policy.

In connection with Mr. Eccleshare’s relocation to New York City, CCOH will reimburse Mr. Eccleshare for all reasonable expenses associated with his relocation to New York City pursuant to CCOH’s relocation policy.  In addition, CCOH will: (1) pay Mr. Eccleshare an additional $200,000 (less applicable taxes) for relocation-related expenses not otherwise covered by CCOH’s relocation policy; (2) provide a reasonable number of flights during the first 12 months after Mr. Eccleshare’s permanent relocation for his family to visit New York City; and (3) reimburse Mr. Eccleshare up to $20,000 per month, fully grossed-up for applicable taxes, for housing in New York City during any portion of his employment period in which he is based in New York City.

During Mr. Eccleshare’s employment with CCOH and for 18 months thereafter, Mr. Eccleshare is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with other senior executives of CCOH.  Mr. Eccleshare also is subject to customary confidentiality, work product and trade secret provisions.

During the term of the New Employment Agreement, Mr. Eccleshare may continue to perform non-executive services with Hays plc.  Upon his service with Hays plc ceasing, Mr. Eccleshare will be permitted to perform another non-executive role at any time with a business that does not compete with CCOH or its affiliates, subject to CCOH’s prior written consent that will not be unreasonably withheld.

If Mr. Eccleshare’s employment is terminated due to his death, CCOH will pay to his designee or estate: (1) his earned but unpaid base salary (the “Accrued Base Salary”); (2) his annual bonus and Additional Bonus Opportunity, if any, earned but unpaid with respect to the calendar year prior to the year of termination (the “Unpaid Prior Year Bonus”); (3) a pro rata portion of his annual bonus for the year of termination, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year for which pro rata portion of the annual bonus Mr. Eccleshare shall be eligible only if a bonus would have been earned by the end of the calendar year (the “Pro-Rata Bonus”); and (4) unreimbursed business expenses and payments or benefits required under applicable benefit plans or equity plans (the “Accrued Obligations”).  In addition, if Mr. Eccleshare’s employment is terminated due to his death, CCOH will provide his dependents with continued participation in CCOH’s group health plan that covers Mr. Eccleshare at CCOH’s expense as long as his dependents’ timely elect continued coverage and continue to pay copayment premiums at the same level and cost as Mr. Eccleshare paid immediately prior to the termination (the “COBRA Coverage Benefit”).  If Mr. Eccleshare’s employment is terminated due to his death, CCOH also will reimburse his family’s reasonable relocation expenses from New York City to London that are incurred within 12 months after his termination, including reimbursement of the New York apartment lease breakage fee (the “Relocation Fee”).

If Mr. Eccleshare’s employment is terminated due to Disability (as defined in the New Employment Agreement), CCOH will pay to Mr. Eccleshare or his designee any Accrued Base Salary, Accrued Obligations and the Relocation Fee for Mr. Eccleshare and his family.  In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will pay to Mr. Eccleshare or his designee any Unpaid Prior Year Bonus, Pro-Rata Bonus and the COBRA Coverage Benefit.

If Mr. Eccleshare’s employment is terminated by CCOH for Cause (as defined in the New Employment Agreement) or by Mr. Eccleshare without Good Reason (as defined in the New Employment Agreement), CCOH will pay to Mr. Eccleshare any Accrued Base Salary and any Accrued Obligations.  In addition, if Mr. Eccleshare terminates his employment without Good Reason and he signs and returns a release of claims in the time period required, CCOH will pay to Mr. Eccleshare any Unpaid Prior Year Bonus and, if CCOH terminates Mr. Eccleshare’s employment after receipt of Mr. Eccleshare’s notice of termination, CCOH will pay any base salary for the remaining portion of the 90-day advance notice period.

If CCOH terminates Mr. Eccleshare’s employment without Cause (and not by reason of Disability, each as defined in the New Employment Agreement), if CCOH does not renew the initial term or any subsequent renewal terms of the New Employment Agreement or if Mr. Eccleshare terminates his employment for Good Reason (as defined in the New Employment Agreement), CCOH will pay to Mr. Eccleshare any Accrued Base Salary and Accrued Obligations.  In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will pay to Mr. Eccleshare: (1) a severance payment in an amount equal to 120% of his then-applicable base salary and 100% of his then-applicable target annual bonus in respect of the year of termination (the “Severance Payment”), with such Severance Payment to be paid in equal monthly installments for a period of 12 months after such termination; (2) the Relocation Fee; (3) any Unpaid Prior Year Bonus; (4) the Pro-Rata Bonus; and (5) the COBRA Coverage Benefit.  If Mr. Eccleshare violates the non-competition, non-interference or non-solicitation covenants contained in the New Employment Agreement (after being provided a 10-day cure opportunity to the extent such violation is curable), Mr. Eccleshare will forfeit any right to the pro rata portion of the Severance Payment for the number of months remaining in the 18-month non-compete period after termination.  In addition, no Relocation Fee or COBRA Coverage Benefit will be paid in the event of a violation of the non-competition, non-interference or non-solicitation covenants contained in the New Employment Agreement (after being provided a 10-day cure opportunity to the extent such violation is curable) and Mr. Eccleshare will reimburse CCOH for any Relocation Fee and/or COBRA Coverage Benefit already paid.

To the extent that any of the payments and benefits under the New Employment Agreement or otherwise would constitute a parachute payment under Section 280G of the Internal Revenue Code or be subject to an excise tax under Section 4999 of the Internal Revenue Code, then the payments will be payable either in full or as to such lesser amounts as would result in no portion of the payments being subject to an excise tax, whichever amount results in Mr. Eccleshare receiving the greatest after-tax amount.

Restricted Stock Unit Award

As provided in the New Employment Agreement, Mr. Eccleshare was awarded 506,329 CCOH restricted stock units on July 26, 2012 in connection with his promotion.  The CCOH restricted stock units vest as follows:  126,582 of the units will vest if CCOH achieves the performance targets set forth in the restricted stock unit award agreement, and 189,873 of the remaining units will vest on January 24, 2015 and 189,874 of the remaining units will vest on January 24, 2016 (the third and fourth anniversaries, respectively, of Mr. Eccleshare’s appointment as CCOH’s Chief Executive Officer).  Any unvested portion of the restricted stock unit award will: (1) vest if Mr. Eccleshare’s employment is terminated due to death; (2) continue to vest in accordance with the terms of the agreement as if his employment continued if Mr. Eccleshare’s employment is terminated due to Disability (as defined in the New Employment Agreement) or Retirement (as defined in the restricted stock unit award agreement); (3) vest if Mr. Eccleshare’s employment is terminated by CCOH without Cause (as defined in the New Employment Agreement) or if Mr. Eccleshare terminates his employment for Good Reason (as defined in the New Employment Agreement); (4) vest upon a Change in Control (as defined in the restricted stock unit award agreement) of CCOH; and (5) terminate upon any other termination of Mr. Eccleshare’s employment.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

10.1
Employment Agreement, effective as of January 24, 2012, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on July 27, 2012).

10.2
Form of Restricted Stock Unit Agreement under the Clear Channel Outdoor Holdings, Inc. 2012 Stock Incentive Plan, dated July 26, 2012, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on July 27, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: July 27, 2012	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1
Employment Agreement, effective as of January 24, 2012, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on July 27, 2012).

10.2
Form of Restricted Stock Unit Agreement under the Clear Channel Outdoor Holdings, Inc. 2012 Stock Incentive Plan, dated July 26, 2012, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on July 27, 2012).